Exhibit 10.76
AMENDMENT TO THE
EMPLOYMENT CONTRACT
BY AND BETWEEN THE UNDERSIGNED:
EURONEXT PARIS SA, having its administrative head office at 39, rue Cambon in PARIS (75001), represented by Mr Luc Gillet, in his capacity as Human Resources Director
ON THE ONE HAND
AND:
Mr Roland Gaston-Bellegarde, residing at,
ON THE OTHER HAND,
IT HAS BEEN AGREED AS FOLLOWS:
CLAUSE 1: TITLE — QUALIFICATION — RESPONSIBILITIES
Mr Roland Gaston-Bellegarde holds the position of Deputy Managing Director, with category H Senior Executive status, under the authority of General Management.
CLAUSE 2: WORKING TIME
Starting on 1st January 2010, Mr Roland Gaston-Bellegarde shall no longer be subject to the legal and regulatory provisions on working time, in accordance with Article L. 3112-2 of the French Labour Code, having regard for the extent of his responsibilities, the substantial autonomy he has in the fulfilment of his duties and the compensation awarded to him, which is among the highest in the compensation systems in force in the Company.
If applicable, the annual closing of working time in number of days for the year 2009 shall be made for the last time.
Mr Roland Gaston-Bellegarde shall keep the balance of working time reduction days (JRTT) earned as at 31/12/2009, but no further working time reduction days shall be earned as of 1st January 2010.
For the rest, the terms and conditions of performance of the initial contract entered into on 20 May 1986 and any amendments thereto shall remain unchanged.
Done in duplicate in Paris, on 16 October 2009

On behalf of EURONEXT PARIS S.A.	The Employee

/s/ Luc Gillet	/s/ Roland Gaston-Bellegarde

PARISBOURSE SA
S.B.F. / D.G.A.F. / D.R.II. / 2000- 5501.
INDIVIDUAL AGREEMENT ON ANNUAL WORKING TIME OF MIDDLE MANAGERS
By and between:
The SOCIÉTÉ DES BOURSES FRANÇAISES, having its administrative head office at 39 rue Cambon, Paris 75001, [APE code 671A, SIRET no. 34340673200168, URSSAF de Paris), represented by Mr Patrick AMELINE, in his capacity as Human Resources Director, hereinafter referred to as the Employer, on the one hand, and

Mr ROLAND GASTON-BELLEGARDE, born on, residing at, hereinafter referred to as the Manager, on the other hand.
Whereas:
The Manager was hired on 20/05/1986 and currently holds the position as Deputy Managing Director in the DIR SEC DIR DES MARCHES unit of the DGMP/DIR DES MARCHES department with managerial status. As such, he has held a position classified in category H since 01/01/1994;

The Manager has received a basic annual salary of FRF 708,624 since 02/01/2000.

The Employer and the Manager acknowledge, by mutual agreement, that the nature of the Manager’s activities and his contribution to the smooth running of the company as well as the conditions in which he fulfils his duties are such that it is not possible to predefine his working time within the framework of the collective hours applicable in the Employer’s entity.
Accordingly, and within the framework of the provisions of Article L.212-15-3 of the French Labour Code and of Articles 9 to 9-2-5 of the collective labour agreement in effect since 26 January 2000 and signed within the U.E.S. PARISBOURSE to enable application of the industry-wide agreement relating to the negotiated reduction in working time of 23 December 1999, it has been agreed as follows:
1°)	The Manager acknowledges that his basic annual salary, on the date of executing this agreement on annual working time, is compliant with the scale provided for in Article 9-2-5 of the collective labour agreement in effect since 26 January 2000.

2°)	Consequently, the Manager’s annual reference working time shall be 205 days per full calendar year.

3°)	The Manager’s pay slip, governed by an agreement on annual working time, shall make reference to the applicable annual working time system. His fixed salary shall henceforth be paid under the heading “FORFAIT” (annual working time).

4°)	It is stipulated for the record that the manager’s working time may be spread out at the most, and subject to the provisions of the last subsection of Article L.212-15-3 of the Labour Code, over 213 days in the year and in the manner provided for by Article 9-2-3 of the collective labour agreement effective since 26 January 2000. It may not exceed 6 days a week.

5°)	It is also stipulated that Managers governed by an annual working time agreement shall be entitled:
•	to weekly rest of at least 24 hours;

•	to daily rest which may not, save exceptions, be less than 13 consecutive hours per day;

•	to effective working time reduction.
6°)	The practical terms of counting days worked and of taking working time reduction days off, and the conditions of checking, applying and monitoring the length of workdays and the resulting workload are set by the collective labour agreement effective since 26 January 2000

7°)	The Manager governed by an agreement on annual working time shall report, on a monthly basis, the number of days worked and not worked on the attendance register that he shall sign and submit to his superior according to the procedure in force at the Employer’s entity.

PARISBOURSESBFSA
8°)	This annual working time agreement shall amend the manager’s employment contract and shall, as such, be a material clause thereof. Any subsequent proposed change to such system shall thus comply with the same formalities.
In Paris, in duplicate, on 1st July 2000.

The Employee:	On behalf of the Employer:
(write out by hand:
Acknowledged and approved)
[Acknowledged and approved]

/s/ Roland Gaston-Bellegarde
ROLAND GASTON-BELLEGARDE	PATRICK AMELINE

SBF — BOURSE DE PARIS
DIRECTION DES RESSOURCES HUMAINES
(Human Resources Department)
Mr Roland GASTON-BELLEGARDE
Markets Branch / Stock market dept.
DRH/GPFCI/IP/VP/
Paris, 18 March 1996
          Dear Sir,
          Following the annual individual reappraisals, I am delighted to inform you that, on the proposal of your superiors, you are appointed Deputy Manager.
          Consequently, the title of your position shall be amended and shall now be “Deputy Manager”.
          This decision shall apply as of 1st January 1996 and shall be stipulated on your pay slip for March 1996.
          Furthermore, we have decided to raise the level of your salary and grant you an individual pay rise effective as of 1st January 1996.
          Your gross annual salary is thus increased to FRF 450,000 (FRF 37,500 gross per month), i.e. an increase in your gross annual salary of FRF 37,884 which represents a 9.19% rise. This measure shall apply with effect from 1st January 1996 and the necessary adjustments shall thus be made on your pay slip for March 1996.
          We thank you for the contribution you made to our company in 1995 and congratulate you on your appointment.
          Yours faithfully,

Human Resources Director

/s/ Patrick Ameline
Patrick AMELINE

CC: Mr MORICE
       Mr SAMARAN

SBF — BOURSE DE PARIS
DIRECTION DES RESSOURCES HUMAINES
(Human Resources Department)

Mr R. GASTON-BELLEGARDE
Stock Market Department
DRH/GPFCI/IP/VP/
Paris, 17 February 1994
          Dear Sir,
          I am pleased to you inform you that, at the request of your superior Mr SAMARAN, Head of our Stock Market Department, and having regard for the recent responsibility you have been given to oversee the newly created Market Control Unit of your Department, you are appointed Department Head with Senior Executive status.
          Consequently, we have re-examined your classification and your salary.
          You will now be classified in the H category under our collective labour agreement.
          Your job title shall be amended and becomes “Department Head”.
          These decisions shall apply as of 1st January 1994 and shall be stipulated on your pay slip for February 1994.
          Your gross annual salary is increased to FRF 348,876 (FRF 29,073 per month), i.e. a 14.81% rise. This measure will apply with effect from 1st January 1994 and the necessary adjustments shall be made on your pay slip for February 1994.
          We thank you for the contribution you made to our company in 1993 and know we can count on you in the future. We wish you all the best in your new position.
          Yours faithfully,

Human Resources Director
p.p.	Irène Pertus Patrick AMELINE

CC:	Mr MORICE Mr SAMARAN

SOCIETE DES BOURSES FRANÇAISES
BOURSE DE PARIS
DIRECTION DES RESSOURCES HUMAINES
(HUMAN RESOURCES DEPARTMENT)

Mr Roland GASTON BELLEGARDE

STOCK MARKET DEPARTMENT
State Reference                    DRH/PA/MP/ -
Your ref.

Paris, 22 April 1991
Dear Sir,
On the proposal of your superiors, I am pleased to confirm that your job title has been amended and shall now be “Expert engineer”.
Your gross annual salary shall be increased to FRF 265,000, i.e. FRF 22,083 per month, starting on 1st June 1991.
We thank you for the contribution you made to our company in 1990 and know we can count on you in the future.
Yours faithfully,

Patrick AMELINE Human Resources Director

SOCIETE DES BOURSES FRANÇAISES
BOURSE DE PARIS
DIRECTION DU PERSONNEL ET
DE LA FORMATION
(PERSONNEL AND
TRAINING DEPT.)

Mr GASTON BELLEGARDE
9 allée des Granges

91360 VILLEMOISSON SUR ORGE

State reference: DPF/JG/MP/24

Your ref.:	Paris, 25 May 1990
          Dear Sir,
          As your Supervisor has already told you, we have decided to change your classification from category G to H.
          Your advance on profit-sharing for 1990 will amount to FRF 90,041, i.e. FRF 7,503 per month.
          Consequently, your compensation for 1990, including your basic annual salary calculated on the basis of this new classification and this advance on profit-sharing, shall be no less than FRF 240,000.
          Applicable with effect from 1st January 1990, this decision was taken into account in the adjustments made to your pay slip for March 1990.
          Furthermore, any subsequent general increase which may be decided in the profession for 1990 shall apply to your basic monthly salary. However, any such general increase will not apply to your advance on profit-sharing.
          Obviously, any remaining profit-sharing balance that may be granted to you for 1990, once the amount of shares in profits is known for that year, would be calculated with reference solely to your basic monthly salary and after deduction of the advances on profit-sharing paid to you in the course of the year 1990.
          If you require any further information about these terms and conditions, please do not hesitate to contact Mr Brun, extension 1577.
          Yours faithfully,

The Personnel and Training Director [Signature] Jacques GUYARD

SOCIETE DES BOURSES FRANÇAISES
BOURSE DE PARIS
DIRECTION DU PERSONNEL
ET DE LA FORMATION
(PERSONNEL AND
TRAINING DEPT.)

Mr GASTON-BELLEGARDE

9 Allée des Granges

91360 — LE PLESSIS ROBINSON

State reference: DPF/JPB/CB/ 2703
Your ref.	Paris, 18 October 1989
          Dear Sir,
          As your supervisor has already informed you, we have decided to change your classification. You will change from category E to F and this decision shall apply with effect from 1st January 1989.
          As of that date, your new monthly salary will be FRF 9,000.
          On this new basis, your new basic annual salary for 1989 will thus be FRF 130,500.
          We have also decided to grant you an advance on profit-sharing which, for 1989, will amount to FRF 99,500.
          Your annual compensation, on a full-time basis, for 1990 and subsequent years, shall be no less than FRF 231,203. This amount takes into account the impact on your basic annual salary of the 2% rise in your basic monthly salary (1) effective since 1st July 1989.
          Furthermore, any general increases that may subsequently be made shall apply to your basic salary (your basic monthly salary including the general increase made on 1st July 1989 is currently FRF 9,180).
          You have already received an advance on profit-sharing for 1989 of FRF 52,645, an advance that was calculated by deducting the quarter of a month paid to you in April 1989. This amount was included on your pay slip for July.

          You then received, in August 1989, another advance on profit-sharing of FRF 27,362.
          In November 1989, you will receive another advance on profit-sharing of FRF 17,414 such that, for the whole year 1989, you have received a total advance on profit-sharing of FRF 99,500.
          Obviously, any remaining profit-sharing balance that may be granted to you for 1989, once the amount of shares in profits is known for that year, would be calculated with reference to your basic monthly salary of December 1989, i.e. FRF 9,150 as estimated today, and after deducting any advances paid to you in the course of the year 1989.
          Lastly, for your change of category, you will also receive additional back pay on your basic salary of FRF 7,420.
          Given the significant amount, please find enclosed a cheque for FRF 6,307 which is an advance of 85% of the back pay. The balance shall be settled with your salary for October 1989.
          We hope that this information will help you to better understand the current terms and conditions of your compensation. If you require any further clarifications, allow me to remind you that your superior and Mr Brun, Mrs Coffin or myself, at the Personnel and Training Department, are available to answer any questions you may have.
          Yours faithfully,

The Personnel and Training Director
/s/ Jacques Guyard
Jacques GUYARD.

(1)	Your basic monthly salary includes the minimum salary according to the minimum salaries scale of Société des Bourses Françaises Personnel in Paris for your classification, plus, as applicable, your seniority bonus, and any “diploma bonus” and “personal award”.

COMPAGNIE DES AGENTS DE CHANGE
CHAMBRE SYNDICALE

Mr GASTON-BELLEGARDE
Stock Market Unit
State reference:
Your Ref.:

P/SE/CB/	Paris, 30 December 1987
          Dear Sir,
          On the proposal of your superiors, I am pleased to inform you that you are appointed to category E.
          This decision shall be effective as of 1st January 1988.
          Yours faithfully,

[Signature]

Philippe COSSERAT.

COMPAGNIE DES AGENTS DE CHANGE
CHAMBRE SYNDICALE

Direction du Personnel et des Affaires Sociales
Postal address: 4 place de la Bourse 75080 Paris Cedex 02	Mr Roland Gaston-Bellegarde

State reference: JG/VB/405 Your reference:	Paris, 15 May 1986
Dear Mr Gaston-Bellegarde,
Further to the interviews you had with Mr Pigneul and myself, I am pleased to confirm our proposed appointment in the central departments of the Stock Exchange Committee (Chambre Syndicale des Agents de Change).
You shall be appointed within the scope of our collective bargaining agreement.
You shall be assigned to the Stock Exchange department.
Classified in category D2 of our employment positions, your salary, i.e. currently FRF 6,809, shall be payable 14 and 1/2 times per year.
A diploma bonus, currently of an amount of FRF 668, and a transport bonus shall be added to said salary. The former bonus shall be payable 14 and 1/2 times each year and the latter bonus shall be payable 12 times per year.
Moreover, you shall share in the profits.
As we have informed you, you shall be prohibited from trading, on your own behalf, either directly or indirectly, on the securities that you may be responsible for listing.
Furthermore, all transactions on marketable securities that you may execute may be initiated only in an account opened under the responsibility of the current Stock Exchange Commission.
Please let us know when you can begin your new duties.
If all of these proposals, as we hope, meet your expectations, please confirm your approval by sending us back a copy of this letter, bearing your signature preceded by the words “terms and conditions acknowledged and approved for agreement”.
We hope that the collaboration will be to our and your entire satisfaction.
Yours sincerely,

The Manager of the Personnel and Social Affairs Department [signature] Jacques Guyard

Copy: Mr Hue
P.S.: your working hours will be as follows: 9 a.m. to 5.30 p.m.